UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On August 3, 2026, the Board of Directors (the “Board”) of TELA Bio, Inc. (the “Company”) determined that, Antony Koblish will no longer serve as the Company’s Chief Executive Officer and the principal executive officer, effective on August 3, 2026 (the “Effective Date”). In addition, on August 3, 2026, Mr. Koblish, a member of the Board, tendered his resignation from the Board, effective as of 12:01 am ET on the Effective Date. Mr. Koblish’s decision to resign from the Board did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Koblish’s termination as the Company’s Chief Executive Officer, the Company expects to enter into a separation agreement with Mr. Koblish, but the terms have not been finalized as of the date of this Current Report on Form 8-K. The material terms of such separation agreement will be disclosed in an amendment to this Current Report on Form 8-K. The termination of Mr. Koblish is being treated as a termination without cause, and Mr. Koblish’s existing equity awards shall remain outstanding prior to the entry into the separation agreement, which is expected to address the treatment of his existing equity awards in connection with his termination.

The Board and Company’s decision that Mr. Koblish will no longer serve as the Company’s Chief Executive Officer is not the result of any disagreement with Mr. Koblish on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Executive Officer and Director

On August 3, 2026, the Board of the Company approved the appointment of Heather Getz the Company’s Chief Executive Officer and principal executive officer, effective on the Effective Date. In addition, on August 3, 2026, in connection with Mr. Koblish’s resignation from the Board, the Board appointed Ms. Getz as a Class II director, with a term expiring at the 2027 Annual Meeting of the Company, effective immediately following the effectiveness of Mr. Koblish’s resignation from the Board on the Effective Date.

Ms. Getz has over 25 years of experience in publicly traded healthcare and medical device companies where she created long-term value through her financial and operational leadership. During her career, Mr. Getz has been integral in strategy development and successfully led the acquisition and/or integration of over 40 companies and secured over $1 billion in financing. Ms. Getz has also led several business restructurings removing hundreds of millions of costs from businesses while growing revenue. She was instrumental in turning around and growing BioTelemetry, Inc. from a market capitalization of $50 million to $2.8 billion upon its sale to Koninklijke Philips N.V. (NYSE: PHG) in 2021. Ms. Getz has served on the board of directors of Myomo, Inc. (NYSE: MYO), since March 2024, where she is chair of the Audit Committee and a member of the Nominating and Governance Committee. She also serves as a director and Chairman of the Audit Committee and member of the Compensation committee at Vital Connect, Inc. In August 2025, Ms. Getz retired as the Chief Financial and Operations Officer and Corporate Secretary of Butterfly Network, Inc. (NYSE: BFLY) where she served since May 2022. Previously, Ms. Getz was Chief Financial Officer and President of North America at Healthy.io Ltd., a privately-held medical technology company, from November 2021 to April 2022. Before joining Healthy.io Ltd., from May 2009 to November 2021, Ms. Getz held executive leadership positions at BioTelemetry, Inc., a publicly-traded medical technology company, including serving as Chief Financial and Administrative Officer from January 2019 to July 2021, Chief Financial Officer from January 2010 to January 2019, and Vice President Finance from May 2009 to January 2010. Prior to BioTelemetry, Ms. Getz has also held various leadership positions at Alita Pharmaceuticals, VIASYS Healthcare Inc., and Sunoco, Inc. Ms. Getz received her undergraduate degree in Accountancy and a Master of Business Administration (MBA) degree from Villanova University. She is a certified public accountant (CPA) and holds a Director Certification from the National Association of Corporate Directors (NACD. CD).

There are no arrangements or understandings between Ms. Getz and any other persons pursuant to which Ms. Getz was appointed as Chief Executive Officer of the Company. In addition, there are no family relationships between Ms. Getz and any director or executive officer of the Company, and there are no transactions involving Ms. Getz requiring disclosure under Item 404(a) of Regulation S-K.

In addition, on August 3, 2026, the Company entered into an employment agreement with Ms. Getz (the “ Getz Employment Agreement”), providing for, among other things, an annual base salary of $650,000 and a target cash bonus opportunity of 100% of Ms. Getz current annual salary, pro-rated for any partial calendar year of service. The annual bonus for the bonus year ending December 31, 2026 will be prorated based on a fraction, the numerator of which is five months and the denominator of which is 12 months. Pursuant to the Getz Employment Agreement, if Ms. Getz is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Getz Employment Agreement), she will be entitled to (i) all accrued and unpaid base salary through the termination date; (ii) any accrued and unpaid bonus for the preceding year; (iii) a pro-rated portion of the annual bonus for the bonus year in which the termination date occurs (based on the number of calendar days worked in such year divided by 365), equal to the then-current target bonus; (iv) 12 months of severance based on her then-current base salary; and (v) continuation of health insurance until the earliest of (A) the end of 12 months; (B) Ms. Getz’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Ms. Getz’s continuation rights under COBRA. In the event that Ms. Getz is terminated without “Cause” or resigns for “Good Reason” during a “Change of Control Period” (as such terms are defined in the Getz Employment Agreement), then she is entitled to (i) 18 months of severance based on her then-current base salary (in lieu of the 12-month severance); (ii) an amount equal to 150% of Ms. Getz’s then-current target bonus, payable in accordance with the Company’s annual bonus payment practices; (iii) a pro-rated portion of the annual bonus that she would have earned for the year of termination had she remained employed, as determined by the Board in good faith; (iv) the acceleration of vesting and exercisability of 100% of her then-outstanding equity awards, provided, however, that for any awards that vest in whole or in part based on the attainment of performance-vesting conditions, only the service-vesting conditions (if any) of such award shall be deemed satisfied, while the performance-vesting conditions of such award shall remain eligible to be achieved based upon actual performance over the remainder of the applicable performance period; and (v) continuation of health insurance until the earliest of (A) the end of 12 months; (B) Ms. Getz’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Ms. Getz’s continuation rights under COBRA.

In addition, on August 3, 2026 (the “Grant Date”), in connection with Ms. Getz’s appointment and pursuant to the employment agreement described below, Ms. Getz was granted initial equity awards, each as an inducement grant pursuant to the “inducement exception” provided under Rule 5635(c)(4) of The Nasdaq Stock Market LLC, consisting of (i) options to purchase 1,365,000 shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), with a per share exercise price equal to the closing price of the Company’s Common Stock on the Grant Date and vesting 25% on the first anniversary of the Grant Date, with the remaining 75% vesting in 36 equal monthly installments thereafter (the “Standard Options”), (ii) premium-priced options to purchase 1,005,000 shares of Common Stock, with a per share exercise price equal to the greater of (a) $0.90 and (b) a 15% premium to the fair market value of the Company’s Common Stock on the Grant Date, vesting 25% on the first anniversary of the Grant Date, with the remaining 75% vesting in 36 equal monthly installments thereafter (the “Premium Options” and, together with the Standard Options, the “Option Grants”) and (iii) restricted stock unit awards with respect to 500,000 shares of Common Stock (the “RSU Grant”, together with the Options Grants, “the Initial Grants”), which vests in four equal annual installments, beginning on the first anniversary of the Grant Date, over the four years following the Grant Date. The vesting of each of the Option Grants and RSU Grant are subject to Ms. Getz’s continued service with the Company through the applicable vesting dates, and the Option Grants each expire on August 3, 2036. In addition, in the event the Company consummates one or more public or private equity financings within the 18-month period following August 3, 2026, Ms. Getz shall be entitled to additional equity grants (the “Top-Up Grants”) such that the aggregate number of shares subject to the Initial Grants and Top-Up Grants is equal to 5% of the total number of shares issued and outstanding of the Company as of immediately following such equity financing (including, for this purpose, shares underlying pre-funded warrants). Such Top-Up Grants shall be in the form of options, premium options and RSUs, to be granted in the same proportion as the Initial Grants.

The foregoing description of the Getz Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Getz Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Roberto Cuca
Name:	Roberto Cuca
Title:	Chief Operating Officer; Chief Financial Officer and Corporate Secretary

Date: August 4, 2026